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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.'s 333-138586, 333-131233 and 333-129905) and S-8
(No.'s 333-127450 and 333-116151) of Alnylam Pharmaceuticals, Inc. of our report dated March 9, 2007 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 9, 2007